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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-80325) pertaining to the CORESTAFF, Inc. 1995 Long-Term Incentive Plan and in the Registration Statement (Form S-8 No. 333-3030) pertaining to the CORESTAFF, Inc. Employee Stock Purchase Plan of our report dated February 5, 1997, with respect to the consolidated financial statements of CORESTAFF, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                                                  ERNST & YOUNG LLP


Houston, Texas
March 27, 1997